                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-30698) pertaining to the Momentum Business Applications, Inc. 1999 Stock Incentive Plan, of our report dated May 19, 2000, with respect to the financial statements of Momentum Business Applications, Inc. included in the Annual Report (Form 10-K) for the period from November 9, 1998 (inception) to April 30, 1999 and the year ended April 30, 2000 filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Walnut Creek, California
July 25, 2000